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                                 PROMISSORY NOTE

$685,000.00                                                Date: March 1, 2001
                                                              Denver, Colorado


         FOR VALUE RECEIVED, the undersigned, Joseph A. Oblas, Thomas B. Humphreys, Derek S. Humphreys, Peter C. Gonzalez, David Diaz-Infante, Glacier Distribution Company, Inc., a Colorado corporation, Glacier Corporation, a Delaware corporation, Rocky Mountain Fresh and Natural, Inc., a Colorado corporation, and The Miles Smith Family Corporation d/b/a Cal-Fresh Produce, a California corporation, jointly and severally, (all of whom are collectively referred to as "Makers"), hereby promise to pay to the order of REGATTA CAPITAL, LTD., a Delaware corporation, its successors or assigns (hereinafter referred to as "Lender"), at 222 Milwaukee Street, Suite 304, Denver, Colorado 80206, or such other place as Lender may from time to time designate, the principal sum of Six Hundred Eighty-Five Thousand Dollars ($685,000.00), $U.S. good funds, together with all subsequent advances made, expenditures authorized and additional payments provided for in this Promissory Note, and any other document executed as security for this Promissory Note, all of which shall constitute the "Principal Indebtedness", plus interest on the full amount outstanding, compounded daily, at the interest rate set forth below, until repaid in full in accordance with the terms hereof.

         Interest shall accrue on the unpaid balance from time to time at a rate (the "Effective Rate") equal to the Prime Rate as published in the Wall Street Journal (the "Prime Rate") plus 7.375 percentage points per annum.

         Notwithstanding the foregoing, the interest rate under this Note shall at no time be lower than 15.875 percent per annum.

         The Effective Rate of this Note from the date first above written until the first day of March, 2002 shall be 15.875 percent per annum. On the first day of March, 2001, and on the first day of each month thereafter until paid in full, the Effective Rate shall be adjusted based upon the Prime Rate on the first business day of each such month, provided, however, that the Effective Rate hereunder shall in no case be adjusted to a rate below the minimum rate set forth above, and provided further, that the event of a default under the terms of this Note, the "Default Rate", as that term is hereinafter defined, shall apply.

         Makers promise to repay this Note as follows:

     a) In one installment equal to accrued interest only on April 01, 2001; and in consecutive monthly installments of Thirty Thousand Dollars ($30,000.00) of principal plus accrued interest to date, thereafter, the first installment being due May 01, 2001, and each subsequent like installment due and payable on the first month thereafter.



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     a.   If not sooner paid, all principal and any accrued but unpaid interest or other charges hereunder shall be due and payable in full on the 1st day of March, 2002.

     c)   This Note may be prepaid in full or in part without penalty.

         The Makers agree to pay on demand any expenditures made by the Lender for the payment of taxes, special assessments, insurance premiums, cost of maintenance and preservation of any property which is security for this Note, and attorney's fees in connection with any matter pertaining hereto and/or the security pledged for the repayment of this indebtedness. At the option of the Lender, all such expenditures may be added to the unpaid balance of this loan and become a part of and on a parity with the principal indebtedness secured by any security instrument or other instrument executed herewith and shall accrue interest at the rate as any be payable from time to time on the original principal indebtedness as computed in the foregoing manner, or may be declared immediately due and payable.

         All interest accruing under the terms of this Note shall be computed on the basis of a three hundred sixty (360) day year, and shall be compounded on a daily basis. Interest shall accrue hereunder beginning on the dare hereof and shall accrue up to and including the date of repayment. Payments shall be credited on the day actually received by Lender if received at or before 10:00 o'clock A.M. on any business day. In the event payment is received by the Lender after 10:00 o'clock A.M. on any day, interest shall continue to accrue up to and including the next business day. In the event payment is received by the Lender on any Saturday, Sunday, or state or national holiday, interest shall continue to accrue through the next business day following the date of receipt of payment.

         Payments, when made, first shall be applied to any damages, penalties, fees, costs, or other charges accrued and payable pursuant to this Note or the Loan Documents, then to all accrued interest to date of payment, and then to payment of principal hereunder.

         At the option of the Lender of this Note, the payment of all principal, interest, and all other sums due and owing in accordance with the terms of this Note or pursuant to the Deed of Trust or other documents securing this Note, will be accelerated and such principal, interest and other amounts shall be immediately due and payable, without notice of demand except as provided for herein, upon the occurrence of any of the following events of default:

         1. Failure of any Maker to make any payment required hereunder or under any security instrument securing this Note or any of the Loan Documents when same is due;

         2. Failure of any Maker to cure any default in the performance or observance of any non-monetary term, covenant, condition or obligation contained in this Note, or other Loan

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Documents, within five (5) days of the mailing of written notice of default by
Lender to Makers at Makers's address as specified in the Deed of Trust;

         3. If any representation or warranty contained herein or in the Loan Documents or any representation to the Lender concerning the financial condition or credit standing of either the Makers or any surety, guarantor or endorser proves to be materially false or misleading;

         4. Death of any Maker, accompanied by a termination of the pending Public Offering of Glacier Corporation or a change in the terms of such Offering occasioned by such death;

         5. Insolvency, business failure, attachment or garnishment, appointment of a receiver for any part of any property pledged as security for this Note, or the making of an assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against any Makers, or any surety, endorser or guarantor hereof;

         6. Any default under any Deed of Trust, Mortgage, Security Agreement, Pledge Agreement, Guaranty Agreement, Assignment of Rents, Environmental Indemnity, or any other document relating to collateral which provides security for payment of this Note, whether or not such document relates to this loan transaction, or under any document or agreement executed by Makers or any Guarantor incident to this loan transaction;

         7. Any default under any other loan by Lender to any Makers, endorser or guarantor.

         Time is of the essence hereof and all obligations hereunder shall be timely performed in accordance with the provisions hereof.

         From and after the maturity date of this Note, whether by acceleration or otherwise, or from an occurrence of an event of default until such default is cured, the entire amount of the principal, interest and any other amount then remaining unpaid under this Note shall bear interest at the annual interest rate of 36% (the "Default Rate").

         The Makers recognize that default in making of any payment required herein when due will result in the Lender incurring additional expenses and the loss to Lender of the use of the money due. The Makers agree that, if for any reason the Lender fails to receive any payment, indemnification or reimbursement required by this Note or any Loan Documents within three (3) days of the date on which same is due, including the payment due on the maturity date, the Lender shall be entitled to damages for the detriment caused thereby in addition to any other interest, damages, penalties, fees or costs provided for herein, and that a sum equal to fifteen percent (15%) if such delinquent payment is a reasonable estimate of such damages, which sum Makers agree to pay to the Lender on demand as liquidated damages for such delinquency.

         No delay or omission on the part of the Lender hereof in exercising any right hereunder shall operate as a waiver of such right or remedy, or any additional right or remedy in any future occasion.

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         It is not Lender's or Makers' intention or desire to breach any applicable usury or maximum finance charge or interest rate statute. Therefore, if any interest rate, penalty, fee or cost provided for herein, or in the Loan Documents securing this Note, or otherwise paid by Borrower in connection with this loan transaction, shall exceed that which is allowed pursuant to any applicable statute or law, said amount shall be deemed by the parties hereto to be modified so as to conform to and equal the maximum amount allowed by such statute or law. It is specifically agreed by the parties hereto that all amounts paid hereunder which are to be considered as interest under applicable usury statutes shall be averaged over the full term of the loan for the purpose of computing whether or not such charges exceed the maximum rate if permitted under applicable law. All sums paid hereunder in excess of those lawfully collectible as interest, penalties, fees or costs, shall, without further agreement or notice be applied toward reduction of the principal hereof as if such extra sums were specifically designed to be so applied to principal and Lender had agreed to accept such extra payment as a premium free prepayment, or if there is not outstanding principal indebtedness owed to Lender by Makers hereunder, of if such outstanding principal indebtedness is less than the amount to be applied as a reduction, such excess shall be refunded by the Lender to the Makers.

         In the event of any future advances by Lender to Makers, at Lender's option such future advances shall constitute additional indebtedness under the terms of this Promissory Note, and the face amount hereof shall be deemed to increase by an amount equal to any such future advance. Makers agree to repay such future advance on the terms agreed upon by Lender and Makers at the time such advance is made. Nothing in this paragraph shall obligate the Lender to make any such additional future advance.

         In the event Lender employs an attorney for advice regarding any default, or for any other purpose under this Note or the Loan Documents, Makers agree to pay upon demand the reasonable attorney's fees plus costs incurred in connection therewith, including interest thereon, at the Default Rate. In addition, Lender shall be entitled to recover from Makers any and all attorney's fees and other costs and expenses incurred by the Lender in collection efforts, before or after judgment in any court of law, including but not being limited to attorney's fees incurred in connection with execution on any such judgment.

         It any provisions hereof are in conflict with any applicable statute or law and are determined to be not valid or enforceable, each such provision shall be deemed null and void, but to the extent of such a conflict only and without invalidating or affecting the remaining provisions hereof.

          Notwithstanding anything to the foregoing, in the event of the occurrence of any default hereunder, or under any security agreement securing this Note or under any of the loan documents, as a condition precedent to the cure of any such default, Lender may require the Makers to provide to Lender a certified, subscribed and sworn current financial statement on a form supplied by Lender.

          Makers waive any and all Homestead exemptions and/or rights to claim a Homestead exemption under the laws of the State of Colorado or any other state in which Makers' principal

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residence may be located, and such waiver shall be effective so long as any amount shall remain unpaid hereunder.

         The indebtedness owing hereunder is secured by, among other security, deeds of trusts on properties owned the individual Makers.

         All payments required to be made hereunder shall be made in United States currency, and at the option of Lender shall be made by tender of funds available for immediate withdrawal.

         Makers hereby waive any right to a trial by jury in any action arising out of, or based upon, this Note or the collateral securing it.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived by the Makers and by any other person who may at any time become liable, in whole or in part under this Note. This Note may not be amended or modified except by an instrument in writing expressing such intention and executed by the parties sought to be bound thereby.

MAKERS:




JOSEPH A. OBLAS, Individually               THOMAS B. HUMPHREYS, Individually


/s/ JOSEPH A. OBLAS                         /s/ THOMAS B. HUMPHREYS
                                            By Joe Oblas Attn N fact.
--------------------------------            ----------------------------------


PETER C. GONZALEZ, individually             DEREK S. HUMPHREYS, individually


/s/ PETER C. GONZALEZ                       /s/ DEREK S. HUMPHREYS
--------------------------------            ----------------------------------


DAVID DIAZ-INFANTE Individually

/s/ DAVID DIAZ-INFANTE
By Joe Oblas Attn N fact.
--------------------------------



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GLACIER DISTRIBUTION, COMPANY, INC.,              GLACIER CORPORATION
a Colorado corporation                            a Delaware corporation


/s/ ILLEGIBLE                                     /s/ ILLEGIBLE
-----------------------------------               -----------------------------
                         ,President                                , President

Attest:                                           Attest:


/s/ ILLEGIBLE                                     /s/ ILLEGIBLE
-----------------------------------               -----------------------------
                         ,Secretary                                , Secretary




ROCKY MOUNTAIN FRESH & NATURAL, INC.              THE MILES SMITH FAMILY
a Colorado corporation                            CORPORATION,
                                                  d/b/a Cal-Fresh Produce
                                                  a California corporation


/s/ ILLEGIBLE                                     /s/ ILLEGIBLE
-----------------------------------               -----------------------------
                         ,President                                , President

Attest:                                           Attest:



/s/ ILLEGIBLE                                     /s/ ILLEGIBLE
-----------------------------------               -----------------------------
                         ,Secretary                                , Secretary




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